United States
Securities and Exchange Commission
Washington, DC 20549
_____________________
Schedule 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
_____________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
 Exchange Act of 1934
_____________________
Filed by the Registrant	☐	Filed by a Party other than the Registrant	☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

ESSEX RENTAL CORP.
(Name of Registrant as Specified in its Charter)
Casey Capital, LLC
KC Gamma Opportunity Fund, LP
 Kevin M. Casey, Lee D. Keddie and John M. Climaco
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Casey Capital, LLC
and
 Lee D. Keddie
May 7, 2015
Dear Fellow Stockholder:
Casey Capital, LLC, KC Gamma Opportunity Fund, LP and Kevin M. Casey (collectively, "Casey Capital") are the record and/or beneficial owners of an aggregate of 1,462,634 shares of common stock, $.0001 par value (the "Common Stock"), of Essex Rental Corp., a Delaware corporation ("Essex" or the "Company"), representing approximately 5.9% of the outstanding shares of Common Stock. Lee D. Keddie is the record and/or beneficial owner of 500 shares of Common Stock. For the reasons set forth in the attached Proxy Statement, we are seeking representation on the Board of Directors of the Company. We are seeking your support at the annual meeting of stockholders scheduled to be held at the offices of Hyde Park Holdings, LLC, 500 Fifth Ave., 50th Floor, New York, New York 10110, on Thursday, June 4, 2015 at 10:00 A.M. (local time), including any adjournments or postponements thereof and any meeting which may be called in lieu thereof (the "Annual Meeting"), for the following:
1.	To elect our nominees, Lee D. Keddie and John M. Climaco (the "Nominees"), to the Board of Directors of the Company (the "Board") in opposition to the Company's incumbent directors;
2.	To hold a non-binding advisory vote on executive compensation of the Company's named executive officers;
3.	To consider and act upon such other matters as may properly come before the Annual Meeting.
We believe that the Company is in urgent need of fresh perspective and a focus on enhancing stockholder value, which, we believe, our Nominees will provide.
We are seeking to change two members of the Board to ensure that the interests of the stockholders, the true owners of the Company, are appropriately represented in the boardroom. The Board is currently composed of six directors, two of whom are up for election at the Annual Meeting. Through the attached Proxy Statement and enclosed GOLD proxy card, we are soliciting proxies to elect our Nominees. The names, backgrounds and qualifications of the Company's Nominees, and other information about them, can be found in the Company's proxy statement.
We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today. The attached Proxy Statement and the enclosed GOLD proxy card are first being furnished to the stockholders on or about May 8, 2015.
If you have already voted for the incumbent management slate, you have every right to change your vote by signing, dating and returning a later dated proxy.
If you have any questions or require any assistance with your vote, please contact our proxy solicitor at the address and phone number listed below.
Thank you for your support.

/s/ Kevin M. Casey
Kevin M. Casey
Casey Capital, LLC
/s/ Lee D. Keddie
If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of Casey Capital's proxy materials, please contact D.F. King & Co., Inc. at the phone number listed below.

D.F. King & Co., Inc.
48 Wall Street, New York NY 10005
Telephone: (212) 269-5550
Toll Free (866) 406-2283
Fax: (212) 709-3328
E-mail: essexrental@dfking.com

2015 ANNUAL MEETING OF STOCKHOLDERS
OF
ESSEX RENTAL CORP.
_____________________
PROXY STATEMENT
OF
CASEY CAPITAL, LLC
AND
 LEE D. KEDDIE
_____________________
PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY
This Proxy Statement and the enclosed GOLD proxy card are being furnished by Casey Capital, LLC ("Casey Capital"), KC Gamma Opportunity Fund, LP ("KC Gamma"), Kevin M. Casey ("Mr. Casey" and together with Casey Capital, LLC and KC Gamma, collectively, "Casey Capital"), Lee D. Keddie, and the other Nominee (as defined below) (collectively, the "Participants") in connection with the solicitation of proxies (the "Proxy Solicitation") from the stockholders of Essex Rental Corp. ("Essex" or the "Company"). Casey Capital, KC Gamma, and Mr. Casey are the record and/or beneficial owners of an aggregate of 1,462,634 shares of common stock, $.0001 par value (the "Common Stock"), of Essex, representing approximately 5.9% of the outstanding shares of Common Stock. Lee D. Keddie is the record and/or beneficial owner of 500 shares of Common Stock. For the reasons set forth in the attached Proxy Statement, we are seeking representation on the Board of Directors of the Company. We are seeking your support at the annual meeting of stockholders of Essex scheduled to be held at the offices of Hyde Park Holdings, LLC, 500 Fifth Ave., 50th Floor, New York, New York 10110, on Thursday, June 4, 2015 at 10:00 A.M. (local time), including any adjournments or postponements thereof and any meeting which may be called in lieu thereof (the "Annual Meeting"), for the following:
1.	To elect our nominees, Lee D. Keddie and John M. Climaco (collectively, the "Nominees"), to the Board of Directors of the Company (the "Board") in opposition to the Company's incumbent directors;
2.	To hold a non-binding advisory vote on executive compensation of the Company's named executive officers; and
3.	To consider and act upon such other matters as may properly come before the Annual Meeting.
We strongly recommend that you vote FOR the election of our Nominees and AGAINST the approval of the Say-on-Pay Proposal, as described herein.
The Company has set the close of business on April 20, 2015 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). The mailing address of the principal executive offices of the Company is 1110 Lake Cook Road, Suite 220, Buffalo Grove, Illinois 60089. Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to the Company, as of the Record Date, there were 24,935,600 shares of Common Stock (the "Common Stock") outstanding. The holders of record of the Common Stock at the close of business on the Record Date will be entitled to one vote for each share of Common Stock then held.
THIS SOLICITATION IS BEING MADE BY THE PARTICIPANTS AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS, WHICH THE PARTICIPANTS ARE NOT AWARE OF AT THE TIME OF THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN OUR DISCRETION.
CASEY CAPITAL URGES YOU TO SIGN, DATE AND RETURN THE GOLD PROXY CARD IN FAVOR OF THE ELECTION OF OUR NOMINEES.
IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting—This Proxy Statement and our GOLD proxy card are available at
www.dfking.com/fixessex
IMPORTANT
Your vote is important, no matter how few shares of Common Stock you own. We urge you to sign, date, and return the enclosed GOLD proxy card today to vote FOR the election of our Nominees.
•	If your shares of Common Stock are registered in your own name, please sign and date the enclosed GOLD proxy card and return it to D.F. King & Co., Inc. in the enclosed postage-paid envelope today.
•
If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a GOLD voting form, are being forwarded to you by your broker or bank. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions.

•
Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company. Even if you return the management proxy card marked "withhold" as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us. Remember, you can vote for our Nominees only on our GOLD proxy card. So please make certain that the latest dated proxy card you return is the GOLD proxy card.
If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of Casey Capital's and Lee D. Keddie's proxy materials, please contact D.F. King & Co., Inc. at the phone number listed below.
D.F. King & Co., Inc.
48 Wall Street, New York, NY 10005
Telephone: (212) 269-5550
Toll Free (866) 406-2283
Fax: (212) 709-3328
E-mail: essexrental@dfking.com

BACKGROUND TO THE SOLICITATION
The following is a chronology of material events leading up to this proxy solicitation.
•	Casey Capital has been following Essex since its purchase of Essex Crane Rental Corp. in 2008.
•
On October 29, 2010, Casey Capital made an investment in Essex when it purchased 150,000 shares of Essex for $4.30 in a private placement in connection with the financing of the Company's acquisition of Coast Crane Company. Over the next few years, Casey Capital slowly sold its Essex shares based upon the following concerns:

(1)	Casey believed the business failed to improve.
(2)	Casey Capital was disappointed by the lack of leadership from the Board.
(3)
Casey Capital disagreed with what it considered to be an excessive compensation increase to the Board, especially to Laurence Levy and Edward Levy, despite Company underperformance and eroding shareholder equity.

(4)	Casey Capital did not foresee an industry-wide upturn.
•
In the fourth quarter of 2014, Casey Capital reinitiated its position in Essex's stock by purchasing 1,461,634 shares (see Schedule I). During this time, Kevin M. Casey had numerous calls and one meeting with Laurence Levy, Chairman of the Board, during which they discussed trends in the industry and Essex's performance. In addition, Casey Capital suggested various improvements to the business.

•	On January 14, 2015, Casey Capital met with Essex C.E.O. Nicholas J. Matthews and C.F.O. Kory M. Glen. At that meeting Casey Capital discussed the concerns described above.
•
On February 25, 2015, Casey Capital met with Laurence Levy and Edward Levy. During this meeting Casey Capital highlighted three issues. Because we believe the Board needs changes, Casey Capital asked for a seat for Kevin M. Casey. In addition, Casey Capital asked Essex to terminate its office lease in New York City. Finally, Casey Capital suggested Essex position itself for sale or explore other strategic alternatives.

•
On February 26, 2015, Casey Capital and Kevin M. Casey sent a letter to the Board summarizing certain proposals Casey Capital has for maximizing stockholder value and listing certain anticipated benefits of their adoption. Specifically, Casey Capital recommended that Essex immediately take action to: (i) terminate its New York City office lease with Hyde Park Real Estate LLC; (ii) engage an independent financial advisory firm to conduct a comprehensive review of potential strategic alternatives to increase shareholder value; and (iii) add shareholder representation to the Board.

•
On March 31, 2015, Lee D. Keddie, a stockholder of the Company not previously affiliated with Casey Capital or Kevin M. Casey at the time nominated five director nominees for election to the Company's Board at the 2015 Annual Meeting. The five nominees were identified as Lee D. Keddie, Shawn W. Kravetz, John M. Climaco, Ned L. Pontious and Jeffrey H. Misthal.

•
On April 1, 2015, Casey Capital and Kevin M. Casey made a demand to inspect Essex's stocklist materials pursuant to Section 220 of the Delaware General Corporation Law and submitted a second letter to the Board describing the Company's refusal to respond to their first letter or otherwise engage Casey Capital.

•
Also on April 1, 2015, Casey Capital sent a nomination letter to the Secretary of the Company with respect to its nomination of Kevin M. Casey, Christopher Kinslow, and John A. Oliva for election as directors of the Company at the Annual Meeting.

•
On April 6, 2015, Casey Capital issued a press release which reproduced the letter sent to the Chairman of the Board informing the Board of its intent to wage a proxy battle in the event that the Board did not support Kevin M. Casey, Christopher Kinslow, and John A. Oliva as candidates for election to the Board at the Annual Meeting.

•	On April 9, 2015, Casey Capital submitted a supplemental nomination letter to the Company with respect to its nomination of Kevin M. Casey, Christopher Kinslow and John A. Oliva.
•
On April 13, 2015, Casey Capital sent a letter to the Company's Board responding to the Company's April 10, 2015 press release in which the Company announced that it was evaluating strategic alternatives for Essex Crane Rental Corp. and that two of its long-standing directors, John Nestor and Dan Blumenthal, would not stand for reelection at the Annual Meeting.  The response letter was published by Casey Capital in a press release also on April 13, 2015.

•	On April 14, 2015, the Company sent a letter to Casey Capital denying Casey Capital's stocklist request and rejecting Casey Capital's director nominations.
•	On April 15, 2015, the Company sent a letter to Lee D. Keddie rejecting his director nominations.
•	On April 15, 2015, Kevin M. Casey learned that Lee D. Keddie had nominated five director nominees for election to the Company's Board at the Annual Meeting.
•
On April 18, 2015, Kevin M. Casey had a discussion with Lee D. Keddie and his representative about the potential reconstitution of the Company's Board and about Mr. Keddie's nominees. Based on this discussion, Kevin M. Casey determined to contact Mr. Keddie's nominees to discuss, among other things, their backgrounds and qualifications to serve on the Company's Board.

•
On April 21, 2015, Casey Capital sent another letter to the Company's Board, this time responding to the Company's April 14, 2015 letter denying Casey Capital's stocklist request and rejecting Casey Capital's director nominations. In this letter, Casey Capital informed the Company that Kevin M. Casey intended to contact some or all of Lee D. Keddie's director nominees.

•
On April 21, 2015 and April 22, 2015, Kevin M. Casey held telephone discussions with certain of Lee D. Keddie's nominees and with Mr. Keddie. Once those phone conversations had concluded, Mr. Casey requested from Mr. Keddie a copy of the nomination materials that Mr. Keddie had previously sent to the Company's Board and written biographies for each of Mr. Keddie's nominees, all of which Mr. Keddie provided.

•
On the evening of April 22, 2015, based on his review of this information and phone conversations held with certain of Lee D. Keddie's director nominees, Kevin M. Casey notified Mr. Keddie that Casey Capital intended to support three of Mr. Keddie's nominees, namely Lee D. Keddie, Shawn W. Kravetz and John M. Climaco, for election as directors of the Company at the Annual Meeting in lieu of supporting the director nominees previously nominated by Casey Capital. At that time, Kevin M. Casey and Lee D. Keddie made the determination that Casey Capital and Mr. Keddie would form a "Section 13(d) group" effective upon the filing with the SEC of an amendment to Casey Capital's Schedule 13D. That amendment was filed on April 23, 2015.

•
On April 30, 2015 the Company issued a press release and filed definitive proxy materials with the SEC which announced that Thomas J. Ryan has accepted the Company's invitation to join the Board following his election at the Annual Meeting. Disclosure in the definitive proxy statement of the Company indicates that "effective upon commencement of the Annual Meeting, the size of our Board of Directors will be temporarily reduced to five members from six members."

•
On May 4, 2015, Casey Capital submitted a letter to the Company's Board responding to certain statements made in a press release issued by the Company on April 30, 2015. Also on May 4, 2015, KC Gamma entered into an Indemnity and Nominee Letter with each of Mr. Keddie, Mr. Kravetz and Mr. Climaco.

•
On May 6, 2015, Casey Capital issued a press release regarding the filing by Casey Capital and Lee D. Keddie of preliminary proxy materials in connection with the solicitation of proxies from Essex stockholders for the Annual Meeting.

REASONS FOR THE SOLICITATION
We believe that urgent change is needed on the Board of Essex Rental Corp. We have little confidence that the Board, as currently composed, is committed to taking the steps necessary to enhance stockholder value at the Company. Therefore, we are soliciting your support to elect our Nominees at the Annual Meeting, who we believe would bring significant and relevant experience, new insight and fresh perspectives to the Board.
We believe Essex is undervalued.
Over the last four years Essex stockholders have suffered an unacceptable decline in the value of their shares of Common Stock. In April 2011, shares of Essex Common Stock traded for as much as $7.64 per share. In March 2015, shares of Essex Common Stock traded for as little as $0.64 per share. We believe the Company has lost the confidence of Wall Street due to missing its disclosed earnings guidance, restating financial statements and maintaining the related party transactions discussed below, which have caused low daily trading activity and a depressed stock price. As a result of this destruction of investor confidence, the Company's value is severely discounted versus its orderly liquidation value of $330.1 million, as disclosed in the Company's Form 10-K filed with the SEC on March 31, 2015. In addition, the Company's enterprise value is now just 4x its subsidiaries' prior peak EBITDA, which surpassed $60 million, as stated by Essex management on the Company's fourth quarter 2015 earnings call on March 25, 2015.
As noted below, certain investors will not invest in companies that engage in related party transactions. We believe eliminating the Company's related party transactions will open up a new group of potential investors in the Company's Common Stock and ultimately result in higher daily trading activity and an increase in the stock price.
If elected at the Annual Meeting, our Nominees will, subject to their fiduciary duties as directors, endeavor to work with the other members of the Board to review the Company's operating business and identify opportunities to address the valuation discrepancy between the intrinsic value of the business and the current enterprise value of the Company. However, since our Nominees would comprise only two members of the Board if elected, there can be no assurance that any actions or changes proposed by our Nominees will be adopted or supported by the Board. It is our hope, however, that if stockholders vote to elect our Nominees at the Annual Meeting, then the Board will give serious consideration to any ideas, plans or proposals for enhancing stockholder value that our Nominees may recommend to the full Board.
Essex non-employee directors have gained while its stockholders have lost.

The following table illustrates the stark contrast between changes in the Company's director compensation and shareholder returns.  The Company's egregious director compensation and poor shareholder returns are discussed in further detail below.
	2010		2014		% Change
Total non-employee director compensation	$260,000		$600,000		130%
Laurence Levy compensation	$65,000		$200,000		207%
Edward Levy compensation	$65,000		$200,000		207%
Monthly rent paid to affiliate of Laurence Levy*	$7,500		$11,000		46%
ESSX share price*	$5.50		$1.32		-76%
Book value per share*	$4.86		$2.24		-54%
Market capitalization*	$89	M	$33	M	-63%
(*)  As of December 31.
Essex  has a history of poor financial performance and poor shareholder returns.

Not only does Essex fail to report earnings in line with forecasts, but also Essex has a consistent track record of reporting net losses. Essex reported a net loss of $11.2 million for the year ended December 31, 2014, a net loss of $9.6 million for the year ended December 31, 2013, and a net loss of $12.7 million for the year ended December 31, 2012.

The Company's book value is in serious decline. Book value per diluted share has fallen from $4.86 on December 31, 2010 to $2.24 on December 31, 2014, a 54% decline.

In March 2015 Essex restated financial statements in six Quarterly Reports on Form 10-Q and one Annual Report on Form 10-K. Essex also was unable to timely file its Annual Report on Form 10-K for the fiscal year ending December 31, 2014. If our Nominees are elected to the Board, they will continue to advocate for the changes identified in Casey Capital's February 26, 2015 letter as described in the "Background to the Solicitation" section.
Despite forecasting conservative growth in 2014, Essex reported actual 2014 EBITDA lower than expectations. While Essex anticipated that 2014 EBITDA before non-cash compensation and non-recurring items would be in the range of $18 million to $22 million, Essex reported adjusted EBITDA for the year ended December 31, 2014 of just $16.2 million.
Essex is burdened with significant and expensive debt, some of which is at an 18% interest rate, and with a related party. As of December 31, 2014, the Company reported total debt obligations outstanding of approximately $221.0 million and had only $6.0 million remaining on its revolving credit facilities. Essex is suffocating under interest expense. Interest expense related to borrowings under Essex's revolving credit facilities and other debt obligations was $14.0 million for the year ended December 31, 2014, $11.7 million for the year ended December 31, 2013, and  $11.3 million for the year ended December 31, 2012. Essex also has very little cash, only $1.1 million as of December 31, 2014.

We believe that poor strategic planning has left the Company at a competitive disadvantage in its industry. Specifically, the Company has no manned rental offering despite customer preferences, as discussed in the Company's first quarter 2014 earnings call on May 8, 2014. Lacking this service has denied the Company access to a significant part of the crawler crane rental market, which has hindered utilization rates at the Company.

Essex's total shareholder return ("TSR") has lagged significantly behind the median of GICS 2010 peer companies and the Russell 3000 Index. Specifically, based upon a report published by Institutional Shareholder Services ahead of the Company's 2014 Annual Meeting the Company's 1 year TSR was -4.39, compared to 41.98 for the GICS 2010 and 33.55 for the Russell 3000 and the Company's 3 year TSR was -15.91, compared to 16.46 for the GICS 2010 and 16.24 for the Russell 3000.

Despite this poor track record, or maybe because of it, the Company has failed to disclose a stock performance graph or any other disclosure (graphic or narrative) about the Company's relative performance in its recent Annual Reports on Form 10-K or Definitive Proxy Statements.

Essex's recent accounting errors and subsequent auditor resignation demonstrate inadequate controls.

We believe that Essex's recently disclosed accounting errors and related fallout display Essex's management's and Board's  lack of financial sophistication and expertise and that these errors further erode investor confidence. We also believe that members of the Board's Strategic Planning & Finance Committee, including John Nestor and Edward Levy, and members of the Board's Audit Committee, including Daniel Blumenthal and Edward Levy, should have been more vigilant in preventing and detecting these errors.

On February 26, 2015, Essex announced that the release of its fourth quarter and year-end 2014 operating results, and its related management conference call and webcast, would be rescheduled in order to allow Essex time to evaluate the classification of its revolving credit facilities as current liabilities or long-term obligations under ASC 470-10-45, "Classification of Revolving Credit Agreements Subject to Lock-Box Arrangements and Subjective Acceleration Clauses", notwithstanding that the facilities do not contractually mature within the next twelve months.

On March 17, 2015, the Company's Audit Committee of the Board of Directors concluded that the Company's previously issued Consolidated Financial Statements for its fiscal year ended December 31, 2013, and its fiscal quarters ended March 31, 2013 and 2014, June 30, 2013 and 2014, and September 30, 2013 and 2014, should not be relied upon due to errors relating to its classification of the revolving credit facilities and errors in its financial statement footnote disclosure relating to segment reporting. The Audit Committee also concluded, for one or both of the reasons noted above, that the Company's Consolidated Financial Statements for its fiscal years ended December 31, 2008 through 2012, and for each of its fiscal quarters between and including the fiscal quarter ended March 31, 2009 and December 31, 2012, should not be relied upon.

Due to this error in classification of the Company's revolving credit facilities noted above, the Company reported that it was in default under its revolving credit facilities and certain of its other financing arrangements. The Company requested waivers of such defaults from the lenders. While waivers were ultimately obtained, the inability of the Company to obtain waivers of such defaults from its lenders could likely have had a material adverse effect on the Company and its liquidity and financial condition.

Also on March 17, 2015, in connection with these restatements Essex reported that management reevaluated the adequacy and effectiveness of its internal control over financial reporting and disclosure controls and procedures as they specifically relate to the accounting for the revolving credit facilities and segment reporting, and concluded that a material weakness in internal controls over financial reporting existed as of the affected periods noted above.  Also on March 17, 2015, Essex reported that because of these accounting errors it was unable, without unreasonable effort and expense, to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

On March 30, 2015, Essex reported that on March 25, 2015, Grant Thornton LLP notified it that it intended to resign as the Company's independent registered public accounting firm effective upon the earlier of Grant Thornton LLP's completion of interim review procedures related to the period as of and for the three months ended March 31, 2015 or the Company's Audit Committee appointing new auditors.

Essex's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 was filed on March 31, 2015 and reflects corrections made to its financial statements and related disclosures included in certain of its prior periodic reports related to (i) classification of indebtedness outstanding under our revolving credit facilities as long-term obligations instead of short-term obligations and (ii) aggregation of our operating subsidiaries' equipment rentals segments in our segment disclosures. Those corrections were made within Essex's Quarterly Reports on Form 10-Q/A for the fiscal quarters ended March 31, 2013 and 2014, June 30, 2013 and 2014, and September 30, 2013 and 2014 and within Essex's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2013.

Essex is suffering under the controlling influence of Edward Levy and Laurence Levy who have a track record of poor corporate governance and are manipulating Essex's board size and challenging our nominations.

We believe that Laurence Levy and Edward Levy, the founders of the blank check company that first acquired Essex Crane in 2008, have a track record of poor corporate governance, not only with the Company, but also with at least two other blank check company ventures.  As Essex stockholders know, Laurence Levy is Chairman of Essex's Board and  Edward Levy is running for re-election to Essex's Board at the Annual Meeting.

Under Laurence Levy's leadership as its Chairman, Essex's Board has manipulated its size for the Annual Meeting; instead of electing three directors, Essex is attempting to elect only two. Disclosure in the definitive proxy statement of Essex filed April 30, 2015 indicates that "effective upon commencement of the Annual Meeting, the size of our Board of Directors will be temporarily reduced to five members from six members." Disclosure of Essex also indicates that shareholders "may not vote for a greater number of persons than the number of nominees named in the Proxy Statement."  We believe that the Board's recent manipulation of its size on the day the Company provides definitive proxy materials to stockholders is disenfranchising to the rights of Essex stockholders and epitomizes poor governance practices, notwithstanding the fact that the Board is currently composed of six members and according to the Company's Bylaws the size of the Board is fixed by the Board. Because Essex's Board currently consists of six directors, we are assuming that the Board will vote to fill the vacancy created at the Annual Meeting sometime after the Annual Meeting and that stockholders of Essex will not be permitted to vote on the election of such sixth member of the Board.

The Board displayed their poor corporate governance practices in trying to avoid valid and lawful director nominations from Mr. Keddie, Mr. Casey and Casey Capital. Mr. Keddie submitted a nomination notice with other required information to the Company on March 31, 2015. Mr. Keddie is a record and beneficial owner of shares of the Company. Mr. Keddie has received a statement from the Company's transfer agent, Continental Stock Transfer & Trust ("Continental"), which identifies Mr. Keddie as an account holder of record of shares of the Company as of March 25, 2015. Clearly, as of March 25, 2015 according to the records of Continental as evidenced by this statement from Continental, Mr. Keddie is registered on the books and records of the Company as a holder of shares of the Company. Through the date of this proxy statement, Mr. Keddie continues to hold these shares as registered with Continental. However, in a letter dated April 15, 2015 the Company rejected Mr. Keddie's nominations as not compliant with the Company's Bylaws on the basis that he is "not listed as a stockholder on the company's stock ledger maintained by [Essex's] transfer agent." According to the Company, because of this, Mr. Keddie will not be able to make nominations at the Annual Meeting. The Company's letter also states that Mr. Keddie's nomination notice "was deficient in other respects, but that is no longer relevant." The Company's letter fails to identify any deficiencies other than the allegation that he was not listed as a stockholder on the ledger maintained by Continental. We believe the Company is wrong and that Mr. Keddie's nominations are valid because he clearly is a stockholder of Essex according to Continental. Given the authenticity of the statement from Continental confirming Mr. Keddie's record ownership Essex's allegation that he is not listed on the stock ledger maintained by Continental clearly depicts a poor corporate governance practice attributable to the Levys. Although we believe that Mr. Keddie's nominations are valid, to the extent that the Company maintains its position that his nominations do not comply with the Bylaws and does not count votes cast for our Nominees, stockholders may be disenfranchised with respect to all votes cast in favor of our Nominees. Even if the Company does not count votes cast for our Nominees, we intend to submit votes on proposals 2 and 3 for all shares of stock for which we have been granted proxy authority.
The Company's invalid rejection of Mr. Keddie's nominations follows its invalid rejection of nominations made by Casey Capital and Mr. Casey on April 9, 2015. Casey Capital and Mr. Casey have owned shares of the Company since 2010. They currently own 1,462,634 shares, or approximately 5.9% of the outstanding shares of the Company. The Company claims again that neither Mr. Casey nor Casey Capital is listed as a stockholder on the ledger maintained by Continental. Mr. Casey provided the Company a statement from Continental dated April 16, 2015 verifying that Mr. Casey is the record owner of shares according to Continental's records.
The Company concedes in its letter dated April 14, 2015 that Section 3.3 of the Bylaws limits the right to make nominations "to stockholders of the company entitled to vote for the election of directors at the relevant meeting." The Company has established April 20, 2015 as the record date for the 2015 Annual Meeting.  Applying the Company's reading of the Bylaws, stockholders of record as of April 20, 2015 are entitled to vote at the 2015 Annual Meeting and also are eligible to make nominations pursuant to Section 3.3. In light of the written confirmation from Continental dated April 16, 2015 verifying Mr. Casey's record ownership we have no idea how the Company can be of the position that neither Casey Capital nor Mr. Casey is entitled to vote at the 2015 Annual Meeting, and therefore not entitled to make nominations.
The Board displayed poor corporate governance practices further in trying to avoid their legal obligation to provide Casey Capital the stocklist materials to which it is entitled under Delaware law. On April 1, 2015 Casey Capital submitted to Essex a demand to inspect Essex stocklist materials pursuant to and in accordance with Section 220 of the Delaware General Corporation Law ("Section 220"). By letter dated April 8, 2015 counsel to Essex stated that Essex was prepared to make a list of stockholders available to Casey Capital. Then, by letter dated April 14, 2015 counsel to Essex advised that Casey Capital is not entitled to inspection of the stocklist materials stating that the "purpose for the demanded inspection does not constitute proper purpose under Section 220." We were confused by this about-face and concerned that Essex was violating Delaware law and Section 220 by denying Casey Capital its statutory right to inspect the stocklist materials. After additional communication with Company representatives as recent as this week, we understood that the Company was finally going to agree to provide certain stocklist materials to Casey Capital. These stocklist materials were provided on May 7, 2015 and they clearly show that as of the April 20, 2015 record date for the 2015 Annual Meeting, Kevin M. Casey and Lee D. Keddie are the record holders of shares of Essex common stock.

Rand Logistics, Inc., ("RLOG") another company controlled by Laurence Levy and Edward Levy, and one with which the Company shares members of management, directors and offices, was the subject of a proxy contest in 2014. Shares of RLOG reached all-time lows in March 2015.

And yet, Laurence Levy and Edward Levy decided to launch a third blank check company, Hyde Park Acquisition II ("HPAC"), with which they tried and failed to acquire an oil and gas company in 2014, with the proposed merger being denied by shareholders.  Shares of HPAC were subsequently delisted from the Nasdaq Stock Market.

We believe Laurence Levy and Edward Levy are simply spread too thinly to devote the significant amount of time necessary to reverse the Company's downward trending performance. They are both on the board of Rand Logistics, Inc., with Edward Levy serving as CEO. Laurence Levy is the Chairman and CEO of Regency Affiliates, Inc.  In addition to these roles outside Essex, Laurence Levy is Essex's Chairman of the Board, Chairman of the Compensation Committee, Chairman of the Corporate Governance & Nominating Committee, Co-Chairman of the Strategic Planning and Finance Committee, and a member of the Audit Committee.  In addition to these roles at the Company, Laurence Levy holds the following positions: Executive Vice Chairman of RLOG, Chairman of Hyde Park Holdings LLC, Chairman of Derby Industries LLC, Chairman of Warehouse Associates LP, Chairman and CEO of Regency Affiliates Inc., a director of Sunbelt Holdings Inc., a director of Ozburn-Hessey Logistics LLC, and manager of PFI Resource Management LP.

As a director of Essex, Edward Levy is the Chairman of the Audit Committee, Co-Chairman of the Strategic Planning and Finance Committee, a member of the Compensation Committee, and a member of the Corporate Governance & Nominating Committee.  In addition, Edward Levy is the President and CEO of RLOG, Vice Chairman and Managing Director of Hyde Park Holdings LLC, managing member of Hyde Park Value Credit Fund, and a director of Derby Industries LLC.

Essex's governance structure appears self-serving for certain individual directors and is failing investors.

Four of Essex's six directors have backgrounds in private equity and no rental industry experience. As a result, we believe that Essex's governance lacks certain knowledge and skills that are necessary to oversee the Company's business and is in place only to perpetuate itself. We believe Laurence Levy's and Edward Levy's service on every standing committee of the Board and the fact that one of them holds every committee Chair further demonstrates the priority the Board has placed on its self-preservation at the expense of investors.

Essex maintains a classified board despite a sweeping trend away from classified boards in recent years and widespread evidence that classified boards serve mainly as an entrenchment device. We believe that directors serving on classified boards are less accountable to stockholders.

Because classified boards protect the incumbency of current directors, the incumbency of current managers appointed by such directors is also protected. Conversely, the annual election of directors allows stockholders to approve or disapprove of the performance of an individual director or the entire board every year, thus fostering greater accountability.
We also believe that classified boards deter potentially attractive acquisition proposals. Some studies have concluded that, because board classification deters potential acquisitions, classification can lead to lower takeover premiums in friendly acquisitions and lower stockholder value, both in the long- and short-term.
Institutional investors and their advisors have continued to support board declassification and often view a board's failure to pursue declassification as a sign that the goals of the board are not aligned with those of stockholders. The significant support for proposals to declassify boards is consistent with empirical studies reporting that classified boards could be associated with lower firm valuation and/or worse corporate decision-making. Studies report that:

•	Classified boards are associated with lower firm valuation (Bebchuk and Cohen, 2005; confirmed by Faleye (2007) and Frakes (2007));

•	Takeover targets with classified boards are associated with lower gains to shareholders (Bebchuk, Coates, and Subramanian, 2002);

•	Firms with classified boards are more likely to be associated with value decreasing acquisition decisions (Masulis, Wang, and Xie, 2007); and

•	Classified boards are associated with lower sensitivity of compensation to performance and lower sensitivity of CEO turnover to firm performance (Faleye, 2007).

Essex's directors are collecting compensation well-above industry norms.

In 2011, total direct compensation to the Company's four non-employee directors more than doubled from $260,000 to $600,000. Laurence Levy's and Edward Levy's compensation arrangements raise particular concerns given the size of the Company. Specifically, each of them received $200,000 in total direct compensation for serving as directors of the Company in 2013, made up of $75,000 in cash compensation for serving on the Board, $75,000 for serving as Co-Chairs of the three person Strategic Planning & Finance Committee and $50,000 they receive for simply being on that committee. They each also received an undisclosed amount of reimbursement for out-of-pocket expenses.

This total direct compensation amount is comparable to the median of Large companies, as categorized by a recent National Association of Corporate Directors (NACD) report. For purposes of that report, Large companies were those which had annual revenues of $2.5 billion to $10.0 billion. Essex's fiscal 2014 revenues of $103 million would put it squarely in the Micro company class under the NACD report, for which the median total direct compensation for directors is $100,000. The total direct compensation paid to just Laurence Levy and Edward Levy is $400,000.

We are concerned with the Board's related party transactions.
The Company leases pricey Manhattan office space from a private equity firm affiliated with Laurence Levy despite the fact that the Company also leases office space at its headquarters in Buffalo Grove, Illinois. The Manhattan office space is primarily used by the Company's corporate Secretary, Carol Zelinski, and Laurence Levy and Edward Levy. Specifically, Essex leases its executive offices in New York City from Hyde Park Real Estate LLC ("Hyde Park"), an affiliate of Laurence Levy. As reported in the Company's Form 10-K for the fiscal year ended December 31, 2014, the Company paid $8,000 per month to Hyde Park, until November 7, 2014, when the payment rose to $11,000 per month. As disclosed in the Company's proxy statement, the Company also reimbursed Hyde Park for certain other administrative support expenses in 2013, although Essex failed to disclose the amount of such expenses. We are concerned with this type of related party transaction with affiliates of the Company's directors. Certain investors will not invest in companies that engage in related party transactions, and we believe the value of the Company is being negatively impacted by these transactions.
The Company borrowed funds from a related party to finance its acquisition of Coast Crane Company. Because the term loan initially utilized to finance the acquisition was quite unfavorable to the Company, the Company subsequently exchanged some of that indebtedness for unsecured promissory notes bearing an 18% interest rate, with a related party being the holder of these notes.

The Company also granted this related party holder penny warrants to purchase 90,000 shares of the Company's common stock at a price of $0.01 per share, which the holder exercised in full in 2013, resulting in shareholder dilution.

OUR NOMINEES HAVE THE QUALIFICATIONS AND OBJECTIVITY NECESSARY TO FULLY EXPLORE AVAILABLE OPPORTUNITIES TO UNLOCK VALUE FOR STOCKHOLDERS
We believe our Nominees will bring a fresh perspective into the boardroom and would be extremely helpful in evaluating and executing on initiatives to unlock value at the Company. Further, we believe Essex Rental Corp.'s continued underperformance and undervaluation warrant the addition of direct stockholder representation on the Board to ensure that all decisions are made with the best interests of all stockholders as the primary objective.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Board is currently composed of six directors, who are classified as either Class A directors or Class B directors. The terms of the three Class A directors expire at the Annual Meeting. Disclosure in the definitive proxy statement of Essex filed April 30, 2015 indicates that "effective upon commencement of the Annual Meeting, the size of our Board of Directors will be temporarily reduced to five members from six members." Disclosure of Essex also indicates that shareholders "may not vote for a greater number of persons than the number of nominees named in the Proxy Statement."  We are seeking your support at the Annual Meeting to elect our Nominees in opposition to the Company's incumbent directors. Your vote to elect our Nominees will have the legal effect of replacing the incumbent directors with our Nominees. If elected, our Nominees will not represent a majority of the members of the Board, and therefore it is not guaranteed that they can implement the actions that they believe are necessary to enhance stockholder value.
OUR NOMINEES
The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of our Nominees. The nomination was made in a timely manner and in compliance with the applicable provisions of the Company's governing instruments. The specific experience, qualifications, attributes and skills that led us to conclude that our Nominees should serve as directors of the Company is set forth below. This information has been furnished to us by our Nominees. Mr. Climaco is a citizen of the United States of America and Mr. Keddie is a Canadian citizen.
Lee D. Keddie
Mr. Keddie, age 46, is the CEO of Value Creation Management Group LLC.   As CEO, Mr. Keddie invests in and provides consulting to, companies that need operational improvement.   Before becoming an investor in and consultant to companies that need operational improvement in August 2013,   Mr. Keddie was the President and General Manager of HKX from November 2005 to August 2013.   Before that he was the General Manager of HKX from June 2000 to November 2005.
HKX is a manufacturer and distributor of specialized hydraulic equipment used in the construction industry.  Between the start of Mr. Keddie's tenure as General Manager in June 2000 and his promotion to President and General Manager in November 2005, Mr. Keddie grew sales of HKX more than 4X.   This more than 4X growth in sales was all organic, it was not the result of acquisitions.
Between the start of Mr. Keddie's tenure as President and General Manager of HKX in November 2005 and his exit from HKX in August 2013, Mr. Keddie grew sales of HKX more than 2X.   This more than 2X growth in sales was all organic, it was not the result of acquisitions.
Mr. Keddie's overall track record is one of growing sales of HKX more than 8X from June 2000 to August 2013.
During Mr. Keddie's leadership of HKX, he implemented numerous operating improvements.  Such improvements allowed HKX to add value to its customers and this added value enabled HKX to stay profitable even while growing rapidly.  By 2013, HKX was selling more than six thousand different SKUs while maintaining strict operating discipline.   As the part-owner of HKX, Mr. Keddie profited from the successful sale of HKX to an acquirer.
From June 2000 to August 2013, the US construction industry suffered two deep recessions.   Many companies that participate in the US Construction Industry reported operating losses during one or more of the years between 2000 and 2013.  In contrast to many other companies in the industry, HKX was able to generate a net profit for every single year between 2000 and 2013.  Such profitability was the product of the constant and continuous operating improvements that Mr. Keddie implemented throughout the organization.
Mr. Keddie is a Professional Engineer with a Bachelor of Science in Mechanical Engineering from University of Waterloo.  He currently serves on the Boards of Directors of two companies that are not traded on stock exchanges.
The fourteen years Mr. Keddie spent focused on the construction equipment industry, and his success in growing a construction equipment company while maintaining strict cost discipline make him well suited to serve on the Board of Essex.  Mr. Keddie understands how to grow construction equipment businesses organically and profitably.  Mr. Keddie knows that a board of Directors must lead by example, by embracing a culture of frugality, discipline, and focus.
John M. Climaco
Mr. Climaco, age 46, is a self-employed consultant, specializing in providing consulting services in turnaround situations to a number of companies, including companies in the healthcare industry.  He is also a board member and the Chairman of the Strategic Advisory Committee at Digirad (NASDAQ: DRAD).    Mr. Climaco was named to the Board of Digirad in December 2012.   He also is a member of the board of directors of Perma-Fix Environmental Services, Inc. (NASDAQ: PESI), an environmental solutions business, a position he has held since October 2013. Previously, he was a member of the board of directors of PDI, Inc. (PDII), an outsourced sales and marketing company, a position he held from December 2013 to October 2014.   From April 2012 to April 2013, he was a member of the board of directors of InfuSystem Holdings, Inc. (INFU), a medical device and services company.
From 2003 to 2012, he was the President and Chief Executive Officer, as well as member of the board of directors, of Axial Biotech, Inc., a molecular diagnostics company specializing in spine disorders, which he co-founded in 2003. Under Mr. Climaco's leadership, and through partnerships he created with companies including Medtronic, Johnson & Johnson and Smith & Nephew, Axial successfully developed and commercialized the first molecular prognostic test in the orthopaedic industry.
Mr. Climaco has seven years of experience in private practice of law, specializing in corporate law and tax law.
Mr. Climaco holds a Bachelor of Arts cum laude, from Middlebury College and a Juris Doctorate from the University of California, Hastings College of Law.
We believe that Mr. Climaco has a demonstrated record of consistently applying his extensive experience and sound business judgment to create shareholder value across a range of complicated business situations. Mr. Climaco has led the decision-making process on strategic and operational matters.  Such matters include, but are not limited to:  (A) evaluating the closing of expensive corporate headquarters and relocating corporate headquarters to lower-cost geographic areas;  (B) carefully divesting non-core corporate assets and maximizing the proceeds of such divestitures;  (C)  securing financing at attractive interest rates;  (D) changing management compensation policies so that management is compensated mainly on the basis of performance;  and (E) implementing a low-cost high efficiency operating culture.

OTHER INFORMATION ON OUR NOMINEES
Other than as stated herein, there are no arrangements or understandings between Casey Capital, KC Gamma, Mr. Casey, and Mr. Keddie, or any of their affiliates or clients and our Nominees or any other person or persons pursuant to which the nomination of our Nominees described herein is to be made, other than the consent by our Nominees to serve as nominees, to be named in this Proxy Statement and to serve as directors of the Company if elected as such at the Annual Meeting. Neither Nominee is a party adverse to the Company or any of its subsidiaries nor do they have a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceedings.
Each of our Nominees presently is, and if elected as directors of the Company would be, an "independent director" within the meaning of (i) applicable Nasdaq listing standards applicable to board composition, including Rule 5605(a)(2) and (ii) Section 301 of the Sarbanes-Oxley Act of 2002.
We do not expect that our Nominees will be unable to stand for election, but, in the event either Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by the enclosed GOLD proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Bylaws of the Company and applicable law. In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Bylaws and applicable law. In any such case, shares of Common Stock represented by the enclosed GOLD proxy card will be voted for such substitute nominee(s). In the event we identify or nominate a substitute nominee prior to the Annual Meeting, we will file an amended proxy statement that discloses the required information about the substitute nominee. We reserve the right to nominate additional person(s), to the extent this is not prohibited under the Bylaws and applicable law, if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting. Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Casey Capital that any attempt to increase the size of the current Board would constitute an unlawful manipulation of the Company's corporate machinery.
WE URGE YOU TO VOTE FOR THE ELECTION OF OUR NOMINEES ON THE ENCLOSED GOLD PROXY CARD.

PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") and Section 14A of the Securities Exchange Act of 1934, Proposal No. 3 provides the Company's stockholders with the opportunity to cast a non-binding advisory vote on executive compensation (commonly known as "say-on-pay"). The Company is asking stockholders to indicate their support for the compensation of the Company's executive compensation program. Accordingly, the Company is asking the stockholders to vote for the following resolution:
"Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, compensation tables and any related disclosure in the proxy statement."
We intend to vote AGAINST Proposal 2, and recommend that all other shareholders do the same. In our opinion, the Company's executive compensation program has failed to align compensation with performance and overall shareholder return.
Based on the Company's definitive proxy statement for the 2014 annual meeting of stockholders, the Chief Executive Officer's total compensation approached $1.0 million for fiscal 2013, and the total compensation paid to all four of the Company's named executive officers was approximately $3.0 million.
The Company's  short term incentive awards are based upon a single financial metric (in the case of fiscal 2013, this was Adjusted EBITDA, a non-GAAP financial measure) and are earned in full if a simple target is met. This structure does not link the executives' pay to the Company's performance in the same way that a graded scale based on the extent to which performance exceeds or falls below the target.
The Company does not attach any performance metrics to its long term incentive awards, thereby further insulating its executives who receive such awards from the consequences that a pay for performance model would provide for in the event management fails to operate a Company that provide a return to its investors.
The Company's 2014 proxy statement states that the Compensation Committee considers peer companies when considering the compensation of the Company's CEO and other executives but does not disclose the identity of such companies so that shareholders may consider the Company's compensation practices and amounts with peer companies or to consider if such companies are appropriately considered peers. For instance, the Company's most recent Annual Report on Form 10-K identifies a number of companies as competitors, several of which are much larger in terms of revenues, operations or both, including Lindsay Corporation, Astes Industries Inc., Columbus McKinnon Corporation, Federal Signal Corporation, Terex Corporation, and Alamo Group Inc., none of which, in our view, are reasonable to include as peers with respect to compensation matters.
Further, the Company chooses not to include a performance graph or any other disclosure (graphic or narrative) about the Company's relative performance to appropriate indices or peer companies. We believe such disclosure would provide meaningful information to shareholders considering the Company's compensation practices and amounts and would further depict Essex's pay-for-performance disconnect.
Finally, the Company maintains several related party transactions as described elsewhere herein, lacks an executive compensation clawback policy and executive stock ownership guidelines, two compensation-related governance practices that have been widely adopted across all industries and are considered best-practices.
The affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote on the subject matter is required to approve, on an advisory basis, the compensation of the Company's named executive officers. Abstentions will count as a vote against Proposal No. 2. Broker non-votes will have no effect on the outcome of the vote.
WE RECOMMEND A VOTE "AGAINST" THE APPROVAL OF THE NON-BINDING RESOLUTION REGARDING EXECUTIVE COMPENSATION.

VOTING AND PROXY PROCEDURES
Only stockholders of record on the Record Date will be entitled to vote at the Annual Meeting. Stockholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock. Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date. Based on publicly available information, Casey Capital believes that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting are the shares of Common Stock.
Shares of Common Stock represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of our Nominees and AGAINST the approval of the Say-on-Pay Proposal, as described herein.
Based on the Company's proxy statement, the current Board intends to nominate two candidates for election as Class A directors at the Annual Meeting. This Proxy Statement is soliciting proxies to elect our Nominees. Stockholders will therefore be able to vote for the total number of directors up for election at the Annual Meeting. The names, backgrounds and qualifications of the Company's nominees, and other information about them, can be found in the Company's proxy statement.
QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING
A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. For the Annual Meeting, the presence, in person or by proxy, of the holders of a majority of the Common Stock outstanding as of the Record Date will be considered a quorum allowing votes to be taken and counted for the matters before the stockholders.
Abstentions and "broker non-votes" are included in the determination of the number of shares present at the Annual Meeting for quorum purposes. "Broker non-votes" are not counted in the tabulations of the votes cast on any of the proposals. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner (a "broker non-vote").
If you are a stockholder of record, you must deliver your vote by mail or attend the Annual Meeting in person and vote in order to be counted in the determination of a quorum.
If you are a beneficial owner, your broker will vote your shares pursuant to your instructions, and those shares will count in the determination of a quorum. Brokers do not have discretionary authority to vote on any of the matters to be presented at the Annual Meeting. Accordingly, unless you vote via proxy card or provide instructions to your broker, your shares of Capital Stock will not count for purposes of attaining a quorum.
VOTES REQUIRED FOR APPROVAL
Election of Directors—The affirmative vote of a plurality of the shares present at the Annual Meeting and entitled to vote on the election of directors is required to elect the director nominees. Abstentions will not have an effect on the election of directors because directors are elected by a plurality of the votes cast. Broker non-votes are not counted in the tabulations of the votes cast on the election of directors.
Other Proposals—A majority of the shares present at the Annual Meeting and entitled to vote on the subject matter is required to approve, on an advisory basis, the compensation of the Company's named executive officers and to approve any other business which may properly come before the Annual Meeting. Abstentions will count as a vote against these proposals.
If you sign and submit your GOLD proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with Casey Capital's recommendations specified herein and in accordance with the discretion of the persons named on the GOLD proxy card with respect to any other matters that may be voted upon at the Annual Meeting.
REVOCATION OF PROXIES
Stockholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered to Casey Capital at the address set forth on the back cover of this Proxy Statement or to the Company at 1110 Lake Cook road, Suite 220, Buffalo Grove, IL 60089 or any other address provided by the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to Casey Capital at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding shares of Common Stock. Additionally, we may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of our Nominees.
IF YOU WISH TO VOTE FOR THE ELECTION OF OUR NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.
SOLICITATION OF PROXIES; PARTICIPANTS IN THE SOLICITATION
The participants in this solicitation include Casey Capital, KC Gamma, Kevin M. Casey, Lee D. Keddie and John M. Climaco. It is anticipated that certain staff members of Casey Capital will participate in the solicitation of proxies in support of our Nominees set forth in this Proxy Statement. Such staff members will receive no additional consideration if they assist in the solicitation of proxies. Casey Capital has also retained D. F. King & Co., Inc. to assist in the distribution of proxy materials and the solicitation of proxies at an estimated cost of $50,000 plus reimbursement for customary costs and expenses. It is anticipated that D. F. King & Co., Inc. will employ approximately 20 persons to solicit Essex stockholders as part of this solicitation.
Solicitations of proxies may be made in person, by telephone, by email, through the internet, by mail and by facsimile. Although no precise estimate can be made at the present time, it is estimated that the total expenditures in furtherance of, or in connection with, the solicitation of stockholders will be approximately $100,000, of which approximately $30,000 has been spent to date.
Costs related to this solicitation of proxies, including expenditures for attorneys, accountants, public relations and financial advisors, proxy solicitors, advertising, printing, transportation and related expenses will be borne by Casey Capital. Casey Capital intends to seek reimbursement from the Company for those expenses if any of our Nominees are elected. Casey Capital does not currently intend to submit the question of such reimbursement to a vote of the stockholders.
The shares of Common Stock beneficially owned by Casey Capital were purchased with funds that were provided through the accounts of certain investment advisory clients. KC Gamma, Casey Capital and Mr. Casey beneficially own 1,461,634 shares of Common Stock. Mr. Casey also is the beneficial owner of 1,000 shares and is the owner of record of 500 of those 1,000 shares of Common Stock. Mr. Keddie is the record holder of 500 shares of Common Stock. Neither of the other Nominees beneficially owns shares of Common Stock. For information regarding purchases and sales of securities of the Company during the past two years by the participants in this solicitation, see Schedule I. Casey Capital's, KC Gamma's and Kevin M. Casey's business address is 112 Route 39 North, Sherman, Connecticut 06784. Mr. Keddie's business address is 8719 258th Avenue NE, Redmond, Washington, 98053. Mr. Climaco's business address is P.O. Box 326 Park City, Utah 84060. For information regarding the address and employment of each of our Nominees, see Proposal No. 1.
Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company's last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting.
There are no material proceedings to which any participant in this solicitation or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to our Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years.
OTHER MATTERS AND ADDITIONAL INFORMATION
Each of Casey Capital and Lee D. Keddie is unaware of any other matters to be considered at the Annual Meeting. However, should other matters which Casey Capital and Mr. Keddie are is not aware of within a reasonable time before this solicitation be brought before the Annual Meeting, the persons named as proxies on the enclosed GOLD proxy card will vote on such matters in their discretion.
INCORPORATION BY REFERENCE
WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS INCLUDED IN THE COMPANY'S PROXY STATEMENT RELATING TO THE ANNUAL MEETING. THIS DISCLOSURE INCLUDES, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY'S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, THE PROCEDURES FOR SUBMITTING PROPOSALS FOR INCLUSION IN THE COMPANY'S PROXY STATEMENT AT THE 2016 ANNUAL MEETING AND OTHER IMPORTANT INFORMATION. SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE COMMON STOCK AND THE OWNERSHIP OF THE COMMON STOCK BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.
The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.
CASEY CAPITAL, LLC
LEE D. KEDDIE
 May 7, 2015

SCHEDULE I
TRANSACTIONS IN SECURITIES OF THE COMPANY
 DURING THE PAST TWO YEARS
The table below contains a list of Casey Capital's and Kevin M. Casey's transactions in the securities of the Company in the two years prior to the date of this Proxy Statement:

Date	No. of Shares	Type of Transaction	Price Per Share
1/18/2013	1,343	Sell	$3.8
6/10/2013	5,216	Sell	$4.4088
6/11/2013	4,800	Sell	$4.4009
6/14/2013	5,444	Sell	$4.403
6/17/2013	6,540	Sell	$4.4037
6/19/2013	1,676	Sell	$4.4011
6/20/2013	200	Sell	$4.4
6/24/2013	28,287	Sell	$3.9219
6/25/2013	2,979	Sell	$3.9283
4/11/2014	25,950	Sell	$3.1172
4/14/2014	1,800	Buy	$3.02
4/17/2014	200	Buy	$3.06
5/7/2014	1,781	Buy	$3.09
5/27/2014	3,600	Buy	$2.6636
7/15/2014	23,030	Sell	$2.1417
7/16/2014	800	Buy	$2.0975
7/21/2014	9,725	Buy	$2.3264
7/22/2014	601	Buy	$2.3433
7/28/2014	1,317	Buy	$2.32
6/2/2014	18,569	Buy	$2.5
8/8/2014	600	Sell	$2.53
8/8/2014	18,900	Buy	$2.53
8/15/2014	1,469	Buy	$2.2948
9/23/2014	30,630	Buy	$2.0877
10/9/2014	-200	Sell	$2.08
10/9/2014	199,500	Buy	$2.05
10/17/2014	3,000	Sell	$1.54
10/17/2014	3,000	Buy	$1.4973
10/23/2014	7,987	Sell	$1.3197
10/27/2014	10,600	Buy	$1.3442
10/28/2014	12,772	Buy	$1.2924
10/28/2014	4,987	Buy	$1.3
10/28/2014	100,000	Buy	$1.3
11/4/2014	25,000	Buy	$1.2062
11/5/2014	16,950	Buy	$1.3065
11/6/2014	22,200	Buy	$1.2234
11/7/2014	1,038,000	Buy	$1.05
4/7/2015	1,000	Buy	$1.2999

The table below contains a list of Lee D. Keddie's transactions in the securities of the Company in the two years prior to the date of this Proxy Statement:

Date	No. of Shares	Type of Transaction	Price Per Share
3/3/2015	400	Buy	$0.7799
3/3/2015	100	Buy	$0.78
3/10/2015	500	Buy	$0.6799
3/16/2015	500	Sell	$0.77

IMPORTANT
Tell your Board what you think! Your vote is important. No matter how many shares of Common Stock you own, please give Casey Capital and Lee D. Keddie your proxy FOR the election of our Nominees by taking three steps:
•	SIGNING the enclosed GOLD proxy card,
•	DATING the enclosed GOLD proxy card, and
•	MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).
If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed GOLD voting form.
If you have any questions or require any additional information concerning this Proxy Statement, please contact D.F. King & Co., Inc. at its address and phone number below.
D.F. King & Co., Inc.
48 Wall Street, New York NY 10005
Telephone: (212) 269-5550
Toll Free (866) 406-2283
Fax: (212) 709-3328
E-mail: essexrental@dfking.com

[FORM OF PROXYCARD]

ESSEX RENTAL CORP.
2015 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF CASEY CAPITAL, LLC, KC GAMMA OPPORTUNITY FUND, LP, KEVIN M. CASEY AND LEE D. KEDDIE
THE BOARD OF DIRECTORS OF ESSEX RENTAL CORP.
IS NOT SOLICITING THIS PROXY
The undersigned appoints each of Kevin M. Casey and Lee D. Keddie, as attorney and agent with full power of substitution to vote all shares of common stock or preferred stock of Essex Rental Corp. (the "Company") which the undersigned would be entitled to vote if personally present at the 2015 Annual Meeting of Stockholders of the Company scheduled to be held at the offices Hyde Park Holdings, LLC, 500 Fifth Ave., 50th Floor, New York, New York 10110, on Thursday, June 4, 2015 at 10:00 A.M (local time) (including any adjournments or postponements thereof and any meeting called in lieu thereof, the "Annual Meeting").
The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock or preferred stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Casey Capital, LLC, KC Gamma Opportunity Fund, LP and Kevin M. Casey (collectively, "Casey Capital") and Lee D. Keddie a reasonable time before this solicitation.
IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND "AGAINST" PROPOSAL 2.
This Proxy will be valid until the completion of the Annual Meeting. This Proxy will only be valid in connection with Casey Capital's solicitation of proxies for the Annual Meeting.
IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!
 CONTINUED AND TO BE SIGNED ON REVERSE SIDE
 Please mark vote as in this example
CASEY CAPITAL STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE NOMINEES LISTED BELOW IN PROPOSAL 1. CASEY CAPITAL RECOMMENDS A VOTE AGAINST PROPOSAL 2.
1. Casey Capital's proposal to elect Lee D. Keddie and John M. Climaco to serve as Class A directors of the Company until the 2017 annual meeting of stockholders.
	FOR ALL NOMINEES	WITHHOLD AUTHORITY	FOR ALL EXCEPT
Lee D. Keddie	☐	☐	___________

John M. Climaco	☐	☐	___________

Each of Casey Capital and Lee D. Keddie does not expect that our Nominees will be unable to stand for election, but, in the event that any Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by this proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Company's Bylaws and applicable law. In addition, each of Casey Capital and Lee D. Keddie has reserved the right to nominate substitute person(s) if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Bylaws and applicable law. In any such case, shares of Common Stock represented by this proxy card will be voted for such substitute nominee(s).
Each of Casey Capital and Lee D. Keddie intends to use this proxy to vote "FOR" Mr. Keddie and Mr. Climaco. The names, background and qualification of the candidates who have been nominated by the Company, and other information about them, can be found in the Company's proxy statement.
Note: If you do not wish for your shares of Common Stock to be voted "FOR" a particular nominee, mark the "FOR ALL EXCEPT" box and write the name of the Nominee you do not support on the line below. Your shares will be voted for the remaining nominee.
2. Company's proposal to cast a non-binding advisory vote to approve executive compensation.
FOR ☐	AGAINST ☐	ABSTAIN ☐

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

DATED:

(Signature)

(Signature, if held jointly)

(Title)
WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.